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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571 (Commission File Number)	13-3906555 (IRS Employer Identification No.)
622 Third Avenue New York, NY 10017 (Address of Principal Executive Offices)
Registrant's telephone number, including area code (212) 351-7000
None. (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On October 5, 2004, Monster Worldwide, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with General Yellow Pages Consultants, Inc. d/b/a The Marquette Group ("The Marquette Group") and US Motivation, Inc., the Company's wholly-owned subsidiary ("US Motivation"). Pursuant to the terms of the Agreement, the Company sold all of the issued and outstanding capital stock of US Motivation to The Marquette Group in exchange for a net cash payment of Ten Million Dollars ($10,000,000), subject to a post-closing adjustment. A copy of the Agreement is filed herewith as Exhibit 2.1.

        US Motivation was historically reported in the Company's Directional Marketing operating segment. US Motivation provides performance incentive services that help organizations motivate people in order to boost sales, improve productivity and sales channel performance, and increase loyalty. To help its clients achieve their incentive objectives, US Motivation establishes internal promotional programs that target the achievement of sales goals, particularly through the administration of points-based award programs, travel incentive programs, event management and other types of creative communications.

        The Company and Andrew J. McKelvey, the Company's Chairman and CEO, have had a relationship with The Marquette Group as follows.

        The Company periodically pays for its use of an aircraft, which through December 31, 2003 was owned by a company controlled by Andrew J. McKelvey, the Company's Chairman and CEO. Mr. McKelvey has advised the Company that on December 31, 2003, Mr. McKelvey sold such holding company to The Marquette Group, but Mr. McKelvey continues to have obligations to a third party lender with respect to the aircraft.

        On June 17, 2003, the Company entered into a contract with a third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group which governs the Company's use of the plane. That charter agreement provides the Company with up to 200 charter hours of flight time at a rate of $4,500 per hour. The charter agreement automatically renews for one-year terms unless terminated by either party by written notice at least 30 days before the annual May 31 expiration date of the agreement. The charter agreement remains in effect notwithstanding the December 31, 2003 sale by Mr. McKelvey of the holding company, which owned the plane. For calendar 2003, the Company paid approximately $540,000 for its use of such plane.

        Mr. McKelvey has advised the Company that he (i) received a $3,000,000 interest-free personal loan in 2002 from The Marquette Group, a directional marketing competitor of the Company, and (ii) repaid such loan in full during the first quarter of 2004. Mr. McKelvey inadvertently violated a Company personnel policy by not getting prior approval for this loan. Since 1997 the Company has also provided The Marquette Group with various yellow pages ordering, billing and back office services. For such services rendered in 2003, 2002 and 2001, the Company was paid approximately $299,000, $329,000 and $482,000, respectively. Mr. McKelvey has advised the Company that (i) in 1996 (prior to the Company's initial public offering), Mr. McKelvey loaned $1,000,000 to an individual in connection with this individual's acquisition of The Marquette Group, (ii) this loan was subsequently assumed by The Marquette Group's current owner in 1998, and (iii) this loan has been repaid.

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On October 5, 2004, the Company completed the disposition of all of the issued and outstanding capital stock of US Motivation, a wholly owned subsidiary of the Company reported within the Company's Directional Marketing operating segment. The acquisition was completed pursuant to the terms of the Agreement, a copy of which is filed herewith as Exhibit 2.1.

        See Item 1.01 above with respect to the relationship among the Company, Andrew J. McKelvey, the Company's Chairman and CEO, and The Marquette Group.

        The Company received a net cash payment of Ten Million Dollars ($10,000,000), subject to a post-closing adjustment, from The Marquette Group as consideration for the sale of all of the issued and outstanding capital stock of US Motivation. After the Company determined that US Motivation was a non-core asset of the Company, the Company went through a detailed process to solicit the interest in US Motivation of other companies. After receipt of offers, the Company negotiated the highest price for the disposition of US Motivation.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Businesses Acquired.

    Not Applicable.

  (b)
  Pro Forma Financial Information.

        The unaudited pro forma consolidated financial information of the Company is based on and should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 are presented as if the disposition of US Motivation discussed in Item 2.01 hereof had been completed as of January 1, 2003. The unaudited pro forma condensed consolidated balance sheet is presented as if the disposition had been completed as of June 30, 2004.

        In the opinion of management, the accompanying unaudited pro forma condensed consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of such disposition on the historical financial information of the Company. The adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information and are set forth in the "Pro Forma Adjustments" column.

        The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the sale had actually been completed on the indicated dates.

MONSTER WORLDWIDE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except per share amounts)

	JUNE 30, 2004	PRO FORMA ADJUSTMENTS		PRO FORMA JUNE 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$82,204	$10,000	(B)	$92,204
Accounts receivable, net	386,001	(10,326	)(A)	375,675
Work-in-process	25,344	(435	)(A)	24,909
Prepaid and other	44,884	(732	)(A)	44,152

Total current assets	538,433	(1,493)		536,940
Property and equipment, net	99,603	(1,640	)(A)	97,963
Goodwill	623,593	(6,975	)(A)	616,618
Intangibles, net	47,302	—		47,302
Other assets	18,690	—		18,690

	$1,327,621	$(10,108)		$1,317,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$401,750	$(3,781	)(A),(C)	$397,969
Accrued integration and restructuring costs	12,065	—		12,065
Accrued business reorganization and spin-off costs	25,035	—		25,035
Deferred revenue	194,890	(11,627	)(A)	183,263
Current portion of long-term debt	22,492	—		22,492

Total current liabilities	656,232	(15,408)		640,824
Long-term debt, less current portion	34,311	—		34,311
Other long-term liabilities	15,627	—		15,627

Total liabilities	706,170	(15,408)		690,762

Stockholders' equity:
Preferred stock, $.001 par value, authorized 800 shares;
Issued and outstanding: none	—	—		—
Common stock, $.001 par value, authorized 1,500,000 shares;
Issued: 114,680 shares; outstanding: 113,753 shares	115	—		115
Class B common stock, $.001 par value, authorized 39,000 shares; issued and outstanding: 4,762 shares	5	—		5
Additional paid-in capital	1,106,612	—		1,106,612
Treasury Stock, 927 shares at cost	(9,842)	—		(9,842)
Accumulated other comprehensive income	55,760	—		55,760
Retained deficit	(531,199)	5,300	(A),(B),(C)	(525,899)

Total stockholders' equity	621,451	5,300		626,751

	$1,327,621	$(10,108)		$1,317,513

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MONSTER WORLDWIDE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Six Months Ended June 30, 2004	Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2004
Revenue	$397,116	$(6,107)	(D)	$391,009

Salaries and related	185,875	(3,725)	(D)	182,150
Office and general	84,990	(1,598)	(D),(E)	83,392
Marketing and promotion	78,507	68	(D)	78,575
Amortization of intangibles	2,148	—		2,148

Total operating expenses	351,520	(5,255)		346,265

Operating income	45,596	(852)		44,744
Interest and other, net	(938)	—		(938)

Income from continuing operations before income taxes	44,658	(852)		43,806
Income taxes	15,644	(332)	(D)	15,312

Income from continuing operations	$29,014	$(520)		$28,494

Basic earnings per share:
Income from continuing operations	$0.25			$0.24

Diluted earnings per share:
Income from continuing operations	$0.24			$0.24

Weighted average shares outstanding:
Basic	116,479			116,479

Diluted	119,004			119,004

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MONSTER WORLDWIDE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	YEAR ENDED DECEMBER 31, 2003	PRO FORMA ADJUSTMENTS(D)	PRO FORMA YEAR ENDED DECEMBER 31, 2003
Revenue	$679,640	$(13,520)	$666,120

Salaries and related	323,204	(8,922)	314,282
Office and general	158,841	(1,419)	157,422
Marketing and promotion	122,468	67	122,535
Business reorganization, spin-off and other special charges	47,922	—	47,922
Amortization of intangibles	2,400	—	2,400

Total operating expenses	654,835	(10,274)	644,561

Operating income	24,805	(3,246)	21,559
Interest and other, net	(1,184)	119	(1,065)

Income from continuing operations before income taxes	23,621	(3,127)	20,494
Income taxes	16,300	(1,220)	15,080

Income from continuing operations	$7,321	$(1,907)	$5,414

Basic earnings per share:
Income from continuing operations	$0.07		$0.05

Diluted earnings per share:
Income from continuing operations	$0.06		$0.05

Weighted average shares outstanding:
Basic	112,124		112,124

Diluted	114,087		114,087

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        See the introduction to pro forma financial information on page 3. The pro forma unaudited condensed consolidated balance sheet was prepared assuming the disposition occurred as of June 30, 2004 and included "Pro Forma Adjustments" as follows:

  (A)
  To record the disposition of assets and liabilities for the Company's US Motivation subsidiary.

  (B)
  To record the net cash payment from The Marquette Group for all of the issued and outstanding capital stock of US Motivation.

  (C)
  To accrue estimated professional fees of $600,000 to complete the disposal of the Company's US Motivation subsidiary.

        The pro forma unaudited condensed consolidated statement of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 has been presented as if the disposition was completed as of January 1, 2003. This statement includes "Pro Forma Adjustments" as follows:

  (D)
  To reclassify the operations of the Company's former subsidiary, US Motivation, in connection with the disposition as discontinued operations.

  (E)
  To record $300,000 of estimated incremental costs associated with US Motivation.

(c)
Exhibits.

2.1
Stock Purchase Agreement, dated October 5, 2004, by and among the Company, The Marquette Group and US Motivation.

        (All other items on this report are inapplicable.)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)
By:	/s/ MYRON OLESNYCKYJ Myron Olesnyckyj Senior Vice President—General Counsel

Dated: October 8, 2004

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
MONSTER WORLDWIDE INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (In thousands, except per share amounts)
MONSTER WORLDWIDE INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)
MONSTER WORLDWIDE INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
SIGNATURES